Exhibit 99.1

Niska Gas Storage Partners LLC Announces Financial Results for the Fourth Quarter and the Fiscal Year Ended March 31, 2013 and Declares Quarterly Distribution

HOUSTON, TEXAS — May 9, 2013 - Niska Gas Storage Partners LLC (NYSE:NKA) (“Niska” or “the Company”) reported today financial results for the quarter and year ended March 31, 2013. The Company also provided guidance for the fiscal year ending March 31, 2014 as well as an update on its current business environment and outlook.

Financial Results

Adjusted EBITDA (as defined below) was $181.7 million for the fiscal year ended March 31, 2013, compared to $136.2 million for the fiscal year ended March 31, 2012.  Adjusted EBITDA for the quarter ended March 31, 2013 was $77.7 million compared to $55.0 million in the same period last year.  Cash Available for Distribution (as defined below) was $117.1 million and $61.9 million in the fiscal year and quarter ended March 31, 2013, compared to $63.7 million and $38.7 million in the respective periods last year. Adjusted EBITDA and Cash Available for Distribution for the fiscal year and quarter ended March 31, 2013 include benefits of $43.1 million  and $25.3 million, respectively, related to inventory write-downs recorded in the quarters ended March 31, 2012 and June 30, 2012.  Excluding the benefits of the inventory write-downs, Adjusted EBITDA and Cash Available for Distribution for the fiscal year ended March 31, 2013 were $138.6 million and $74.0 million, respectively.  Niska’s net losses for the fiscal year and quarter ended March 31, 2013 were $43.6 million ($0.63 per unit) and $1.3 million ($0.02 per unit), compared to a net loss of $165.8 million ($2.39 per unit) for the fiscal year ended March 31, 2012 and net earnings of $15.6 million ($0.22 per unit) in the quarter ended March 31, 2012.

Operations and Outlook

“Fiscal 2013 was a year of significant accomplishments for Niska,” said Simon Dupéré, President and Chief Executive Officer, “During the year we created a platform for future growth with a number of notable successes:

•                  Delivered Adjusted EBITDA and Distributable Cash Flow at the high end of our guidance range;

•                  Completed an equity restructuring that included the cancellation of our subordinated units, effective April 2, 2013;

•                  Expanded capacity at our AECO HUB TM by 4 billion cubic feet (“Bcf”), which expanded our total capacity to 225.5 Bcf;

•                  Applied to the California Public Utilities Commission (“CPUC”) for an expansion of up to an additional 25 Bcf of storage capacity at our Wild Goose facility which would bring our total capacity at the facility to 75 Bcf;

•                  Liquidated the remaining $50 million of excess working capital identified in the fiscal 2012 action plan; and

•                  Obtained Energy and Resources Conservation Board (“ERCB”) approval for a potential gas storage facility in Alberta and made significant progress in evaluating the potential use of our Starks development project in Louisiana as a liquids storage facility for natural gas liquids or crude oil.”

“In fiscal 2013, we achieved financial performance at the high end of our guidance of Adjusted EBITDA of $130 million to $140 million and Cash Available for Distribution of $65 million to $75 million.  Our equity restructuring, completed on April 2, 2013, now positions our common unitholders to share immediately in any distribution increases.  The elimination of the subordinated units also enhances Niska’s access to equity capital markets, if required.  In addition, the operational progress we made on our AECO expansion, CPUC application at Wild Goose and evaluation of our Sundance and Starks projects creates the potential for future earnings growth.”

Mr. Dupéré continued, “As we enter fiscal 2014, we continue to face a challenging natural gas storage market environment.  Extremely cold weather in late winter pushed near-term natural gas prices to their highest levels since 2011 and created an extremely narrow natural gas storage spread.  However, our approach to capacity management enabled us to lock-in significant fee-based revenues prior to these events.  Assuming that market conditions fall within our range of expectations, we currently estimate Adjusted EBITDA for fiscal 2014 to be in the range of $125 million to $135 million and Cash Available for Distribution to be in the range of $60 million to $70 million, respectively. Our anticipated distribution coverage ratio is in the range of 1.2 to 1.4 times.  Subject to CPUC approval, we also plan to add low-cost capacity at our Wild Goose facility.  In addition, we will allocate $50 million of excess working capital to higher-value opportunities, including the potential for additional purchases of our 8.875% Senior Notes, organic growth opportunities, or potential acquisitions.”

Distributions

Niska today announced a cash distribution of $0.35 per common unit. The distribution will be payable on Thursday, May 23, 2013 to common unitholders of record at the close of business on Monday, May 20, 2013. This distribution represents the minimum quarterly distribution of $0.35 per unit, or $1.40 per common unit on an annualized basis, as set forth in Niska`s operating agreement and is unchanged from the preceding quarter. As noted above, Niska eliminated its subordinated units effective April 2, 2013.

Earnings Call

Niska will host a conference call detailing its quarterly results on Thursday, May 9, 2013, at 10:00 a.m. Eastern Daylight Time (9:00 a.m. CDT). This call will be webcast by Thomson Reuters and can be accessed at Niska’s website at www.niskapartners.com.

If you are unable to participate in the webcast of the earnings call, you may access the live conference call by dialing the following numbers:

Primary Dial-In:	1-877-703-6108
Secondary Dial-In:	1-857-244-7307
Access Code:	93153445

A telephonic replay can be accessed until midnight, May 16, 2013 at the following numbers:

Primary Dial-In:	1-888-286-8010
Secondary Dial-In:	1-617-801-6888
Access Code:	83362275

In addition, an electronic replay and PDF transcript will be available on Niska’s website in the Investor Center section under the Presentations and Webcasts tab.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 225.5 Bcf of gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. Our estimates of future Adjusted EBITDA and Cash Available for Distribution, as well as our expectation regarding expansion capital expenditures for our fiscal year, are forward-looking statements. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties inherent in the development and operation of natural gas storage facilities. Other factors that are not described that are unknown or unpredictable could also have a material adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission. Actual results and future events could differ materially from those anticipated in such statements. Niska undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on asset dispositions, asset impairments (including goodwill) and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid, maintenance capital expenditures and other income.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•                                          repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                                          the viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings. For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.  This press release contains forward-looking estimates of Adjusted EBITDA and Cash Available for Distribution for the fiscal year ending March 31, 2014. Reconciliations to GAAP net earnings are not provided for these forward-looking estimates because GAAP net earnings for the fiscal year ending March 31, 2014 are not accessible. Niska is able to estimate interest expense, income tax benefits, depreciation and amortization, inventory write-downs, impairments of assets (including goodwill), losses on extinguishment of debt, foreign exchange gains and losses and other income.  However, the Company is unable to predict future unrealized risk management gains and losses and these amounts could be material, such that the amount of net earnings would vary substantially from the amount of projected Adjusted EBITDA and Cash Available for Distribution.

Niska believes that investors benefit from having access to the same financial measures used by Niska’s management. Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

This information is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Under rules applicable to publicly-traded partnerships, our distributions to non-U.S. unitholders are subject to withholding tax at the highest effective applicable rate to the extent attributable to income that is effectively connected with the conduct of a U.S. trade or business. Given the uncertainty at the time of making distributions regarding the amount of any distribution that is attributable to income that is so effectively connected, we intend to treat all of our distributions as attributable to our U.S. operations, and as a result, the entire distribution will be subject to withholding.

Contact

Niska Gas Storage Partners LLC
Investor Relations:
Brandon Tran, Investor Relations Associate
(403) 513-8600

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands of U.S. dollars)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
REVENUES
Fee-based revenue	$44,011	$38,452	$163,325	$146,053
Optimization, net	1,095	18,801	(22,630)	122,528
Total revenue	45,106	57,253	140,695	268,581

EXPENSES (INCOME)
Operating	7,285	9,097	32,535	43,978
General and administrative	12,231	8,104	38,562	28,582
Depreciation and amortization	10,513	12,210	50,409	46,131
Interest	16,551	16,977	67,010	74,630
Impairment of goodwill	—	—	—	250,000
(Gain) loss on extinguishment of debt	—	(1,169)	599	4,861
(Gain) loss on impairment and sale of assets	(145)	5,342	14,927	5,342
Foreign exchange (gains) losses	(381)	(228)	(694)	682
Other expenses (income)	71	(119)	(110)	(167)
	46,125	50,213	203,238	454,040

EARNINGS (LOSS) BEFORE INCOME TAXES	(1,018)	7,040	(62,543)	(185,459)

Income tax expense (benefit)	259	(8,602)	(18,942)	(19,687)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(1,277)	$15,642	$(43,601)	$(165,772)

Net earnings (loss) allocated to:
Managing member	$(25)	$310	$(863)	$(3,283)
Common unitholders	$(632)	$7,743	$(21,584)	$(82,063)
Subordinated unitholder	$(620)	$7,589	$(21,154)	$(80,426)

Earnings (loss) per unit allocated to common unitholders - basic and diluted	$(0.02)	$0.22	$(0.63)	$(2.39)

Earnings (loss) per unit allocated to subordinated unitholder - basic and diluted	$(0.02)	$0.22	$(0.63)	$(2.39)

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Reconciliation of Net Earnings to Adjusted EBITDA and Cash Available for Distribution:
Net earnings (loss)	$(1,277)	$15,642	$(43,601)	$(165,772)
Add (deduct):
Interest	16,551	16,977	67,010	74,630
Income tax expense (benefit)	258	(8,602)	(18,942)	(19,687)
Depreciation and amortization	10,513	12,210	50,409	46,131
Unrealized risk management losses (gains)	52,112	(8,485)	89,851	(83,193)
Impairment of goodwill	—	—	—	250,000
(Gain) loss on extinguishment of debt	—	(1,169)	599	4,861
(Gain) loss on impairment and sale of assets	(145)	5,342	14,927	5,342
Foreign exchange (gains) losses	(380)	(228)	(694)	682
Other expense (income)	72	(119)	(110)	(167)
Inventory impairment write-down	—	23,400	22,281	23,400
Adjusted EBITDA	$77,704	$54,967	$181,730	$136,228
Less:
Cash interest expense, net	15,717	16,089	63,599	69,856
Income taxes (received) paid	(684)	(118)	(722)	988
Maintenance capital expenditures	726	422	1,833	1,858
Other expense (income)	72	(119)	(110)	(167)
Cash available for distribution	$61,873	$38,694	$117,130	$63,694

Revenue:
Fee-based revenue	44,011	38,452	163,325	146,053
Proprietary optimization:
Realized optimization, net	53,207	33,717	89,525	62,735
Unrealized risk management (losses) gains	(52,112)	8,485	(89,874)	83,193
Inventory impairment write-down	—	(23,400)	(22,281)	(23,400)
	1,095	18,801	(22,630)	122,528

Total	$45,106	$57,254	$140,695	$268,581

Total realized revenues	$97,218	$72,169	$252,850	$208,788

Capital expenditures:
Maintenance	$726	$422	$1,833	$1,858
Expansion and cost reduction	54	8,766	22,631	53,836
Total	$780	$9,188	$24,464	$55,694

Operating data:
Effective working gas capacity (Bcf)	225.5	221.5	225.5	221.5

	As of March 31,
Selected Consolidated Balance Sheet data :	2013	2012
Cash and cash equivalents	$10,610	$13,342
Inventory	$83,416	$230,739
Borrowings under revolving credit facility	$65,000	$150,000
Total debt excluding revolving credit facility	$643,790	$643,790
Members’ equity	$597,377	$690,390